Exhibit 99.2

FOR IMMEDIATE RELEASE
October 29, 2015

Contacts:     Melanie J. Dressel,
President and
Chief Executive Officer
(253) 305-1911

Clint E. Stein,
Executive Vice President
and Chief Financial Officer
(253) 593-8304

Columbia Banking System Announces Regular Cash Dividend of $0.18
and Declares Special Cash Dividend of $0.18

TACOMA, Washington--- Columbia Banking System, Inc. (NASDAQ: COLB) announced today that a quarterly cash dividend of $0.18 per common share and per common share equivalent for holders of preferred stock, will be paid on November 25, 2015 to shareholders of record as of the close of business on November 11, 2015.

In addition, the Board of Directors declared a special cash dividend of $0.18 per common share, and per common share equivalent for holders of preferred stock, which will also be paid on November 25, 2015 to shareholders of record as of the close of business on November 11, 2015. This is a 13% increase from the $0.16 special cash dividend paid for the prior two quarters.

Melanie Dressel, President and Chief Executive Officer noted, “We are pleased that our financial performance and our current capital position allow us to pay a special cash dividend for the seventh consecutive quarter. Along with our regular dividend, the special dividend constitutes a payout ratio of 80% for the quarter and a dividend yield of 4.2% based on our closing price on October 28, 2015.”

About Columbia
Headquartered in Tacoma, Washington, Columbia Banking System, Inc. is the holding company of Columbia Bank, a Washington state-chartered full-service commercial bank, with over 150 branches throughout Washington, Oregon and Idaho. For the ninth consecutive year, the bank was named in 2015 as one of Puget Sound Business Journal's "Washington's Best Workplaces." Columbia ranked in the top 20 on the 2015 Forbes list of best banks in the country, as well as ranking the best in Washington and second in the Pacific Northwest for the fourth year in a row.

More information about Columbia can be found on its website at www.columbiabank.com.
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Note Regarding Forward-Looking Statements
This news release includes forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These forward looking statements describe Columbia's management's expectations regarding future events and developments such as future operating results, growth in loans and deposits, continued success of Columbia's style of banking and the strength of the local economy. The words “will,” “believe,” “expect,” “intend,” “should,” and “anticipate” and words of similar construction are intended in part to help identify forward looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in Columbia's filings with the Securities and Exchange Commission, available at the SEC's website at www.sec.gov and the Company's website at www.columbiabank.com, including the “Risk Factors,” “Business” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q, factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) local, national and international economic conditions may be less favorable than expected or have a more direct and pronounced effect on Columbia than expected and adversely affect Columbia's ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates may reduce interest margins more than expected and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new branches may be lower than expected; (4) costs or difficulties related to the integration of acquisitions may be greater than expected; (5) competitive pressure among financial institutions may increase significantly; and (6) legislation or regulatory requirements or changes may adversely affect the businesses in which Columbia is engaged. We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The factors noted above and the risks and uncertainties described in our SEC filings should be considered when reading any forward-looking statements in this release.